Exhibit 10.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
Federal Life Insurance Company (Mutual):
We consent to the use in the Registration Statement on Form N-4 of our report dated May 17, 2007 with respect to the statutory financial statements of Federal Life Insurance Company (Mutual) (the “Company”) as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information. Our audit report dated May 17, 2007 states that the financial statements of the Company as of and for the year ended December 31, 2005 were audited by other auditors whose report, dated February 7, 2006, expressed an unqualified opinion on those statements. Our audit report includes explanatory language that states that the Company prepared its financial statements in conformity with accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulations — Division of Insurance, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America. Our audit report states that the effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material. Accordingly, our audit report states that, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flow for the year then ended. Our audit report then states that, in our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and policyholders’ surplus of the Company as of December 31, 2006, and the results of its operations and its cash flow for the year then ended.
/s/ Blackman Kallick Bartelstein LLP
Chicago, Illinois
November 9, 2007